                                                                     Exhibit 4.1
Standard & Poor's J.J. Kenny              Frank A. Ciccotto,Jr.
55 Water Street, 45th Floor               Managing Director
New York, New York 10041                  E- Business Services
Tel: 212 438 4417
Fax: 212 438 7748
frank_ciccotto@standardandpoors.com

                                          Standard & Poor's
                                          A Division of the McGraw-Hill
                                          Companies

                                                                     May 2, 2001

Salomon Smith Barney Inc.
7 World Trade Center
New York, N.Y. 10048

The Chase Manhattan Bank
4 New York Plaza
New York, N.Y. 10004

Re: Tax-Exempt Securities Trust, National Trust 264 and New Jersey Trust 149
    ------------------------------------------------------------------------

Gentlemen:

  We have examined Registration Statement File Nos. 333-58780 and 333-50366 for the above-mentioned trusts. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trusts. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

  In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolios are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

  You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          /s/ Frank A. Ciccotto
                                          ----------------------
                                          Frank A. Ciccotto
                                          Vice President